                                                                    EXHIBIT 4.10

                         SECOND SUPPLEMENTAL INDENTURE

                                      To

                                   INDENTURE
                          Dated as of August 12, 1994

                                     Among

                           FEDERAL-MOGUL CORPORATION

                                   As Issuer

                 THE GUARANTORS PARTY HERETO FROM TIME TO TIME

                                 As Guarantors

                                      And

                     U.S. BANK TRUST NATIONAL ASSOCIATION
                        (successor to Continental Bank)

                                  as Trustee





                          Dated as of October 9, 1998

          SECOND SUPPLEMENTAL INDENTURE, dated as of October 9, 1998 among Federal-Mogul Corporation, a Michigan corporation, as issuer (the "Company"), the companies listed on the signature pages of the Indenture (as hereinafter defined), as supplemented, that are subsidiaries of the Company (the "Original Guarantors"), Champion Spark Plug Company, Cooper Automotive Products, Inc., Cooper Automotive Company, Cooper A&S Company, Moog Automotive Products, Inc., Moog Automotive Batesville, Inc., Moog Redevelopment Corporation, Moog Automotive Company, Champion Aviation, Inc. and Champion InterAmericana, Ltd., each a wholly-owned subsidiary of the Company (the "Additional Guarantors" and together with the Original Guarantors, the "Guarantors") and U.S Bank Trust National Association, a national banking association, as trustee ( the "Trustee").

                                   RECITALS

          The Company has duly executed and delivered an Indenture (as such may be amended, supplemented or modified from time to time, the "Indenture ") dated as of August 12, 1994, providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness ("Securities") to be issued in one or more series.

          U.S. Bank Trust National Association has succeeded Continental Bank as Trustee under the Indenture pursuant to Section 612 thereof by succeeding to the former corporate trust business of Continental Bank.

          The Company has authorized the issuance of nine separate series of Securities designated as the Company's 8.80% Senior Notes due April 15, 2007 (the "8.80% Notes"), 8.06% Medium-Term Notes due October 20, 1999 (the 8.06% Notes"), 8.53% Medium-Term Notes due November 25, 1999 (the "8.53% Notes"), 8.66% Medium-Term Notes due November 27, 2000 (the "8.66% Notes"), 8.33% Medium-Term Notes due November 15, 2001 (the "8.33% Notes"), 8.37% Medium-Term Notes due November 15, 2001 (the "8.37% Notes"), 8.46% Medium-Term Notes due October 26, 2002 (the "8.46% Notes"), 8.12% Medium-Term Notes due on March 6, 2003 (the "8.12% Notes"), 8.16% Medium-Term Notes due March 6, 2003 (the "8.16% Notes") and 8.25% Medium-Term Notes due March 3, 2005 (the "8.25% Notes," together with the 8.80% Notes, the 8.06% Notes, the 8.53% Notes, the 8.66% Notes, the 8.33% Notes, the 8.37% Notes, the 8.46% Notes, the 8.12% Notes, the 8.16% Notes and the 8.25% Notes, the "Notes"), respectively, in the aggregate principal amount of $125,000,000 in the case of the 8.80% Notes, $5,000,000 in the case of the 8.06% Notes, $16,000,000 in the case of the 8.53% Notes, $20,000,000 in the case of the 8.66% Notes, $12,000,000 in the case of the 8.33% Notes, $32,000,000 in the case of the 8.37% Notes, $5,000,000 in the case of the 8.46% Notes, $10,000,000 in the case of the 8.12% Notes, $10,000,000 in the case of the 8.16% Notes and $15,000,000 in the case of the 8.25% Notes.

          The Additional Guarantors each desire to guarantee each of the aforementioned series of Securities and each additional series hereafter issued pursuant to the Indenture, such guarantees to be on the terms set forth herein.

          Section 901 of the Indenture provides that the Company and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture to establish, among other things, to make provisions with respect to matters arising under the Indenture provided that such action does not adversely affect the rights of holders of any series of securities issued pursuant to the Indenture in any material respect.

          All things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, have been done.

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities:

                                   Article 1

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section 1.1. Definitions. For all purposes of this Second Supplemental
                       -----------
Indenture, capitalized terms used herein without definition shall have the meanings specified in the Indenture.

          Section 1.2. Headings. The Article and Section headings herein are for
                       --------
convenience only and shall not affect the construction hereof.

          Section 1.3. Successors and Assigns. This Second Supplemental
                       ----------------------
Indenture shall be binding upon the Company and the Guarantors and their respective successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and the Second Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the conditions of the Indenture. This Second Supplemental Indenture shall be binding upon the Trustee and its successors and assigns.

          Section 1.4. Ratification of Indenture: Supplemental Indentures Part
                       -------------------------------------------------------
of Indenture. Except as expressly amended hereby, the Indenture is in all
------------
respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore authenticated and delivered shall be bound hereby.

          Section 1.5. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE AND THE
                       -------------
GUARANTEE SHALL BE GOVERNED BY AND
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CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 1.6. Counterparts. This Second Supplemental Indenture may be
                       ------------
executed in any number of counterparts and by telecopier, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE 2

             SCOPE AND TERMS OF THIS SECOND SUPPLEMENTAL INDENTURE

          Section 2.1. Scope. The changes, modifications and supplements to the
                       -----
Indenture effected by this Second Supplemental Indenture shall be applicable with respect to, and govern the terms of, the Securities heretofore and hereafter issued pursuant to the Indenture.

          Section 2.2. Additional Guarantors. Subject to the provisions of the
                       ---------------------
Indenture (including provisions for the release of a Guarantor), the Additional Guarantors shall be subject to the provisions of the Indenture as Guarantor of the Securities.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

                                    FEDERAL-MOGUL CORPORATION

                                            By: __________________________
                                            Name:
                                            Title:

                                    FEDERAL-MOGUL DUTCH HOLDINGS INC.,
                                    as Guarantor

                                            By: ___________________________
                                            Name:
                                            Title:

                                    FEDERAL-MOGUL GLOBAL INC., as Guarantor

                                            By: ____________________________
                                            Name:
                                            Title:

                                FEDERAL-MOGUL U.K HOLDINGS INC., as Guarantor

                                        By: _____________________________
                                        Name:
                                        Title:

                                CARTER AUTOMOTIVE COMPANY, INC., as Guarantor

                                        By: ______________________________
                                        Name:
                                        Title:

                                FEDERAL-MOGUL VENTURE CORPORATION, as
                                Guarantor

                                        By: _______________________________
                                        Name:
                                        Title:

                                FEDERAL-MOGUL WORLD WIDE, INC., as Guarantor

                                        By: _______________________________
                                        Name:
                                        Title:

                                FEDERAL-MOGUL GLOBAL PROPERTIES, INC., as
                                Guarantor

                                        By: ________________________________
                                        Name:
                                        Title:

                                FELT PRODUCTS MFG. CO., as Guarantor

                                        By: _________________________________
                                        Name:
                                        Title:

                                FEL-PRO MANAGEMENT CO., as Guarantor

                                        By: _________________________________
                                        Name:
                                        Title:

                                MOOG AUTOMOTIVE BATESVILLE, INC., as Guarantor

                                       By: ____________________________________
                                       Name:
                                       Title:

                                MOOG REDEVELOPMENT CORPORATION, as Guarantor

                                       By: ____________________________________
                                       Name:
                                       Title:

                                MOOG AUTOMOTIVE COMPANY, as Guarantor

                                       By: ____________________________________
                                       Name:
                                       Title:


                                CHAMPION AVIATION, INC., as Guarantor

                                       By: ____________________________________
                                       Name:
                                       Title:

                                CHAMPION INTERAMERICANA, LTD., as Guarantor

                                       By: ____________________________________
                                       Name:
                                       Title:

                                U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

                                       By: ____________________________________
                                       Name:
                                       Title:

                                F-M UK HOLDINGS LIMITED, as Guarantor

                                       By: __________________________________
                                       Name:
                                       Title:

                                CHAMPION SPARK PLUG COMPANY, as Guarantor

                                       By: __________________________________
                                       Name:
                                       Title:

                                COOPER AUTOMOTIVE PRODUCTS, INC., as Guarantor

                                       By: ___________________________________
                                       Name:
                                       Title:

                                COOPER AUTOMOTIVE COMPANY, as Guarantor

                                       By: ___________________________________
                                       Name:
                                       Title:

                                COOPER A&S COMPANY, as Guarantor

                                       By: ___________________________________
                                       Name:
                                       Title:

                                MOOG AUTOMOTIVE PRODUCTS, INC., as Guarantor

                                       By: ___________________________________
                                       Name:
                                       Title: